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                                                                    Exhibit (23)




                            Exhibit (23) * to Report
                             On Form 10-K for Fiscal
                            Year Ended June 30, 2000
                         By Parker-Hannifin Corporation





                       Consent of Independent Accountants



             *Numbered in accordance with Item 601 of Regulation S-K





Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-47955, 333-02761 and 333-96453) and Forms S-8
(No. 33-53193, 33-43938, 2-66732, 333-95477 and 333-34542) of Parker-Hannifin
Corporation of our report dated July 28, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated July 28, 2000 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP


Cleveland, Ohio
September 28, 2000